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                                                                       EXHIBIT 5
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                   [Letterhead of Drinker Biddle & Reath LLP]



                                    September 30, 1998

Eastern Environmental Services, Inc.
1000 Crawford Place
Suite 400
Mt. Laurel, New Jersey  08054

     Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:


     We have acted as counsel to Eastern Environmental Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering an aggregate of 7,500,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares").

     In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended, and the By-laws, as amended, of the Company, resolutions of the Company's Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate. This opinion is based exclusively on the General Corporation Law of the State of Delaware.

     In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

     On the basis of the foregoing, we are of the opinion that the Shares proposed to be issued by the Company pursuant to the Registration Statement, when (i) the terms of the issuance and sale thereof set forth in the applicable transaction documents have been duly approved by the Board of Directors of the Company in conformity with the Company's Certificate of Incorporation, as amended, and (ii) issued and delivered against payments therefor in accordance with the terms of the applicable transaction documents and for an amount in excess of the par value thereof, will be validly issued, fully paid and non-assessable by the Company under the laws of the State of Delaware.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,


                                    /s/ Drinker Biddle & Reath LLP

                                    DRINKER BIDDLE & REATH LLP